EXECUTION VERSION
                                                              -----------------

                                                                     EXHIBIT 2.1





                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                    VASCO DATA SECURITY INTERNATIONAL, INC.,

                                    AS SELLER

                                       AND

                             SECURED SERVICES, INC.

                                  AS PURCHASER

                               DATED JULY 8, 2003

                             EFFECTIVE JULY 1, 2003


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                                TABLE OF CONTENTS
                                -----------------

                                                                          Page
                                                                          ----

ARTICLE 1 DEFINITIONS.......................................................1

   1.1.     3M Contract.....................................................1
   1.2.     3M Revenue Share................................................1
   1.3.     Accounts Receivable.............................................1
   1.4.     Accredited Investor.............................................1
   1.5.     Affiliate.......................................................1
   1.6.     Assignment and Assumption Agreement.............................2
   1.7.     Assumed Liabilities.............................................2
   1.8.     Audit Right.....................................................2
   1.9.     Base Purchase Price.............................................2
   1.10.    Bill of Sale....................................................2
   1.11.    Binary Code.....................................................2
   1.12.    Books and Records...............................................2
   1.13.    Business Day....................................................2
   1.14.    Business........................................................2
   1.15.    Claim...........................................................2
   1.16.    Claim Notice....................................................2
   1.17.    Closing.........................................................2
   1.18.    Closing Date....................................................3
   1.19.    Code............................................................3
   1.20.    Collateral Documents............................................3
   1.21.    Computer Program................................................3
   1.22.    Consents........................................................3
   1.23.    Contemplated Transactions.......................................3
   1.24.    Contracts.......................................................3
   1.25.    Copyrights......................................................3
   1.26.    Default.........................................................3
   1.27.    Documentation...................................................3
   1.28.    DOD Integic Consulting Services.................................4
   1.29.    Dolfin..........................................................4
   1.30.    Dolfin Agreement................................................4
   1.31.    Employment Agreement............................................4
   1.32.    Encumbrances....................................................4
   1.33.    Escrow Agreement................................................4
   1.34.    Exchange Act....................................................4
   1.35.    Excluded Assets.................................................4
   1.36.    Excluded Obligations............................................4
   1.37.    GAAP............................................................4
   1.38.    Goodwill........................................................4
   1.39.    Governmental Consent............................................4
   1.40.    Governmental Entity.............................................4
   1.41.    Indebtedness....................................................5

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                                                                          Page
                                                                          ----

   1.42.    Indemnified Party...............................................5
   1.43.    Indemnifying Party..............................................5
   1.44.    Indemnity Notice................................................5
   1.45.    Intellectual Property...........................................5
   1.46.    IRS.............................................................5
   1.47.    Knowledge.......................................................5
   1.48.    Law.............................................................5
   1.49.    Lease...........................................................5
   1.50.    Legal Proceeding................................................6
   1.51.    Liabilities.....................................................6
   1.52.    Licenses........................................................6
   1.53.    Losses..........................................................6
   1.54.    Material Adverse Effect.........................................6
   1.55.    Material Contract...............................................6
   1.56.    Net Revenue.....................................................6
   1.57.    Object Code.....................................................6
   1.58.    Order...........................................................6
   1.59.    Organizational Documents........................................6
   1.60.    Patents.........................................................6
   1.61.    Permits.........................................................7
   1.62.    Person..........................................................7
   1.63.    Personnel.......................................................7
   1.64.    Post-Closing Integic Revenue Share..............................7
   1.65.    Pre-Closing Integic Revenue Share...............................7
   1.66.    Prepaid Expenses................................................7
   1.67.    Prepaid Expense Adjustment Amount...............................7
   1.68.    Prepaid Receivables Amount......................................7
   1.69.    Promissory Note.................................................7
   1.70.    Proposed Reorganization.........................................7
   1.71.    Proposed Reorganization Agreement...............................7
   1.72.    Proprietary Information.........................................7
   1.73.    Purchase Price..................................................8
   1.74.    Purchased Assets................................................8
   1.75.    Purchased Contracts.............................................8
   1.76.    Purchased Software..............................................8
   1.77.    Retained Liabilities............................................8
   1.78.    SEC.............................................................8
   1.79.    Securities Act..................................................8
   1.80.    Security Agreement..............................................8
   1.81.    Software........................................................8
   1.82.    Source Code.....................................................8
   1.83.    SSGI............................................................8
   1.84.    SSI Business Plan...............................................8
   1.85.    SSI Common Stock................................................8
   1.86.    SSI Preferred Stock.............................................9
   1.87.    SSI Preferred Stock Certificates................................9


                                       ii
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                                                                          Page
                                                                          ----

   1.88.    Subsidiary......................................................9
   1.89.    System Documentation............................................9
   1.90.    Tangible Personal Property......................................9
   1.91.    Tax Returns.....................................................9
   1.92.    Taxes...........................................................9
   1.93.    Third Party.....................................................9
   1.94.    Threshold Amount................................................9
   1.95.    Trademarks......................................................9
   1.96.    Underpayment Amount.............................................9
   1.97.    User Documentation..............................................9
   1.98.    VACMAN Enterprise Trademark....................................10
   1.99.    VACMAN Intellectual Property...................................10

ARTICLE 2 SALE AND PURCHASE OF ASSETS;
            CONSIDERATION; ASSUMPTION OF LIABILITIES.......................10

   2.1.     Agreement to Sell and Purchase Assets..........................10
   2.2.     Excluded Assets................................................10
   2.3.     Consideration and Payment......................................11
   2.4.     Base Purchase Price............................................11
   2.5.     Post-Closing 3M Revenue Share..................................11
   2.6.     Post-Closing Integic Revenue Share.............................11
   2.7.     Allocation of Purchase Price...................................11
   2.8.     Assumption of Liabilities......................................12
   2.9.     Security Agreement.............................................12
   2.10.    Trademark License..............................................12

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF VASCO..........................13

   3.1.     Organization...................................................13
   3.2.     Authorization..................................................13
   3.3.     Conflict with other Instruments; Absence of Restrictions.......13
   3.4.     Title to Properties; Adequacy of Properties....................14
   3.5.     Compliance with Law............................................14
   3.6.     Government and Third-Party Approvals...........................14
   3.7.     Legal Proceedings..............................................14
   3.8.     Contracts and Commitments......................................14
   3.9.     Absence of Certain Developments................................14
   3.10.    Intellectual Property..........................................15
   3.11.    Corporate Records..............................................15
   3.12.    Statements and Other Documents Not Misleading..................15
   3.13.    Effective Date of Warranties, Representations and Covenants....16

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SSI............................16

   4.1.     Organization...................................................16
   4.2.     Authorization for Agreement....................................16
   4.3.     Conflict with other Instruments; Absence of Restrictions.......16
   4.4.     Government and Third-Party Approvals...........................17
   4.5.     Legal Proceedings..............................................17


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                                                                          Page
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   4.6.     SSI Stock......................................................17
   4.7.     Capitalization.................................................17
   4.8.     Tax Returns....................................................17
   4.9.     Undisclosed Liabilities........................................17
   4.10.    Books and Records..............................................17
   4.11.    Access to Information Regarding VASCO..........................17
   4.12.    Statements and Other Documents Not Misleading..................18
   4.13.    SSI Business Plan..............................................18
   4.14.    Additional Investment..........................................18
   4.15.    Effective Date of Warranties, Representations and Covenants....18

ARTICLE 5 CLOSING 18

   5.1.     Closing........................................................18
   5.2.     Deliveries at Closing..........................................19
   5.3.     Additional Conditions Precedent................................21
   5.4.     Financial Statements...........................................21
   5.5.     Expenses.......................................................22
   5.6.     Subsequent Documentation.......................................22
   5.7.     Third Party Consents...........................................22
   5.8.     Employment, Compensation and Employee Benefits From
               and After Closing...........................................22
   5.9.     Severance......................................................23
   5.10.    Unemployment Compensation......................................23
   5.11.    Escrow Agreement...............................................23
   5.12.    Prepaid Receivables Amount and Prepaid Expense Amount;
             Offset Against Promissory Note................................23

ARTICLE 6 CONFIDENTIALITY AND COVENANT NOT TO COMPETE......................24

   6.1.     Confidentiality................................................24
   6.2.     Return of Proprietary Information..............................24
   6.3.     Covenant Not To Compete........................................24

ARTICLE 7 INDEMNIFICATION..................................................25

   7.1.     Survival.......................................................25
   7.2.     VASCO's Indemnification........................................25
   7.3.     SSI's Indemnification..........................................26
   7.4.     Payment; Procedure for Indemnification.........................26
   7.5.     Limitations of Indemnity.......................................28
   7.6.     Characterization of Indemnity Payments.........................29

ARTICLE 8 POST-CLOSING COVENANTS...........................................29

   8.1.     Further Cooperation............................................29
   8.2.     Post-Closing Receivables.......................................29
   8.3.     Post-Closing Excluded Assets...................................29
   8.4.     Post-Closing Expenses and Liabilities..........................29
   8.5.     Public Announcements...........................................30
   8.6.     Audit Right....................................................30
   8.7.     SSI Stock......................................................30


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                                                                         Page
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ARTICLE 9 TAXES RELATED TO PURCHASED ASSETS................................30


ARTICLE 10 SECURITIES LAWS REPRESENTATIONS.................................31

   10.1.    Compliance with Law............................................31
   10.2.    Economic Risk; Sophistication..................................31
   10.3.    Accreditation..................................................31
   10.4.    SSI Common Stock; Rule 144(k)..................................31

ARTICLE 11 MISCELLANEOUS...................................................32

   11.1.    Notices........................................................32
   11.2.    No Third Party Beneficiaries...................................33
   11.3.    Schedules and Exhibits.........................................33
   11.4.    Expenses.......................................................33
   11.5.    Further Assurances.............................................33
   11.6.    Entire Agreement; Amendment....................................33
   11.7.    Section and Paragraph Titles...................................33
   11.8.    Binding Effect.................................................33
   11.9.    Counterparts...................................................34
   11.10.   Severability...................................................34
   11.11.   Governing Law..................................................34
   11.12.   WAIVER OF JURY TRIAL...........................................34
   11.13.   No Tax Representations.........................................34
   11.14.   Waiver.........................................................34
   11.15.   Default........................................................34
   11.16.   Relationship of the Parties....................................34
   11.17.   Interpretation.................................................35




                                       v
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                            ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT (the "AGREEMENT") is made this 8th day of July, 2003 (the "CLOSING DATE"), and effective as of July 1, 2003 (the "EFFECTIVE DATE"), among SECURED SERVICES, INC., a Delaware corporation ("SSI"); and VASCO Data Security International, Inc., a Delaware corporation ("VASCO"). Each of SSI and VASCO are sometimes hereinafter referred to individually, as a "PARTY" or collective as "PARTIES."

                                    RECITALS
                                    --------

                  WHEREAS, VASCO owns the Purchased Assets and employs the Personnel (as such terms are defined herein);

                  WHEREAS, VASCO desires to sell to SSI and SSI desires to purchase from VASCO the Purchased Assets in accordance with the provisions set forth in this Agreement;

                  WHEREAS, VASCO desires that the responsibility of employing the Personnel be transferred to SSI and SSI desires to assume the employment responsibilities with respect to such Personnel in accordance with the provisions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, promises and agreements contained herein, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS
                                   -----------

                  As used in this Agreement, the following terms shall have the meanings herein specified, unless the context otherwise requires:

                  1.1. 3M Contract shall mean that certain Contract existing as of the date of this Agreement by and between 3M and VASCO and which is among the Purchased Contracts.

                  1.2. 3M Revenue Share shall have the meaning assigned to it in
Section 2.5.

                  1.3. Accounts Receivable shall mean, with respect to the Business, all trade accounts receivable, and all notes receivable or evidences of Indebtedness payable to the operator of the Business.

                  1.4. Accredited Investor shall have the meaning given to that term in Regulation D as promulgated by the SEC under the Securities Act.

                  1.5. Affiliate shall mean: (i) any Person that directly or indirectly through one or more intermediaries controls, is controlled by or under common control with the Person specified; (ii) any director, officer or Subsidiary of the Person specified; and (iii) any spouse, parent, child, sibling, mother-in-law, father-in law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Person specified. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to elect a majority of the board of directors (or other governing body) or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. In any event and without limiting the generality of the foregoing, any Person owning 10% or more of the voting securities of another Person shall be deemed to control that Person.

                  1.6. Assignment and Assumption Agreement shall have the meaning assigned to it in Section 5.2.1(b).

                  1.7. Assumed Liabilities shall have the meaning assigned to it in Section 2.8.

                  1.8. Audit Right shall have the meaning assigned to it in
Section 8.5.

                  1.9. Base Purchase Price shall have the meaning assigned to it in Section 2.3.

                  1.10. Bill of Sale shall have the meaning assigned to it in
Section 5.2.1(c).

                  1.11. Binary Code shall mean Computer Program code that loads and executes without further processing by a software compiler or linker, or that results when Source Code is processed by a software compiler.

                  1.12. Books and Records shall mean all records, documents, lists and files, relating to the Purchased Assets, the Business and the Personnel, including, without limitation, executed originals (or copies of executed originals when executed originals are not available) of all Tax Returns, Contracts, purchase orders, sales orders, price lists, lists of accounts, customers, suppliers, employees, contractors, consultants and other personnel, shipping records, all product, business and marketing plans, sales and product brochures and catalogs and other sales literature and materials, historical sales and commissions data and all books, ledgers, files and business records relating to the Purchased Assets, the Business and the Personnel, whether in hard copy, electronic form or otherwise.

                  1.13. Business Day shall mean any calendar day which is not a Saturday, Sunday or public holiday under the laws of the State of Delaware.

                  1.14. Business shall mean the discrete business unit of VASCO known as VACMAN Enterprise (f/k/a SnareWorks) charged with the support and maintenance of the Purchased Software.

                  1.15. Claim shall mean any written or oral demand, claim, complaint, suit, action, cause of action, investigation, proceeding or notice by any Person alleging actual or potential Liability for any Loss, or for any Default under any Law, Contract, License or Permit.

                  1.16. Claim Notice shall have the meaning assigned to it in
Section 7.4.2(a).

                  1.17. Closing shall mean the consummation of the Contemplated Transactions on the Closing Date, effective as of the Effective Date, pursuant to Article 5.

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


                  1.18. Closing Date shall have the meaning set forth in the introductory paragraph hereof.

                  1.19. Code shall mean the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended and supplemented from time to time, or any successors thereto.

                  1.20. Collateral Documents shall mean any documents or Contracts, other than this Agreement, that relate to the Contemplated Transactions.

                  1.21. Computer Program shall mean a list of steps or list of statements and/or instructions which are capable when incorporated in a machine-readable medium of causing a computer to indicate, perform or achieve particular functions, tasks or results.

                  1.22. Consents shall mean any consent, waiver, approval, authorization, certification or exemption required from any Person or under any Contract or Law, as applicable.

                  1.23. Contemplated Transactions shall mean the sale and purchase of the Purchased Assets hereunder and all of the transactions ancillary thereto which are referred to in this Agreement or any of the Collateral Documents.

                  1.24. Contracts shall mean, with respect to any Person, all contracts, Leases, agreements, loan documents, instruments, Licenses, undertakings and other commitments, whether written or oral, to which such Person is, or such Person's properties, operations, business or assets are, bound.

                  1.25. Copyrights shall mean registered copyrights, copyright applications and unregistered copyrights.

                  1.26. Default shall mean, with respect to a Contract, Permit, License, Law, Organizational Document or other instrument or agreement, (a) a violation, breach or default, (b) the occurrence of an event which with the passage of time or the giving of notice or both would constitute a violation, breach or default, or (c) the occurrence of an event that (with or without the passage of time or the giving of notice or both) would give rise to a right of damages, specific performance, termination, renegotiation or acceleration (including the acceleration of payment).

                  1.27. Documentation shall mean all documentation, whether in written or electronic format, in VASCO's possession, custody or control pertaining to the Software, including, the System Documentation and User Documentation for the Software, any marketing materials, product specifications, flow charts, diagrams, algorithms, other design documentation, training manuals, bug lists, and any electronic machine-readable and Source Code versions of the same, any and all Software-related answer books or other records of customer service issues and/or responses, and any and all written notes, plans and other documentation describing problems with respect to the Software and proposed and implemented solutions therefor, written proposals with respect to future development of the Software, or other matters related to the use, operation, development, or enhancement of the Software, if any.


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

                  1.28. DOD Integic Consulting Services shall mean any and all services, employing the Purchased Assets, provided to the U.S. Department of Defense with respect to the CHCS II Healthcare Application.

                  1.29. Dolfin shall have the meaning assigned to it in Section 5.3.2.

                  1.30. Dolfin Agreement shall have the meaning assigned to it in Section 5.3.2.

                  1.31. Employment Agreement shall have the meaning assigned to it in Section 5.2.2(e).

                  1.32. Encumbrances shall mean, with respect to any asset, any security interests, liens, encumbrances, pledges, mortgages, charges, claims, conditional or installment sales Contracts, title retention Contracts, transferability restrictions and other claims or burdens of any nature whatsoever attached to or adversely affecting such asset.

                  1.33. Escrow Agreement shall have the meaning assigned to it in Section 5.11.

                  1.34. Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

                  1.35. Excluded Assets shall have the meaning assigned to it in
Section 2.2

                  1.36. Excluded Obligations shall have the meaning assigned to it in Section 8.4.

                  1.37. GAAP shall mean generally accepted accounting principles in the United States, applied on a basis consistent with past practices and preceding years and throughout the periods involved.

                  1.38. Goodwill shall mean (i) the expectation of continued patronage from customers and new patronage from prospective clients of VASCO,
(ii) the Business as a going concern and all of the goodwill incident to the Business, and (iii) all Trademarks, trade names, trade dress and similar intangible indicators of origin related exclusively to the Business.

                  1.39. Governmental Consent shall mean any and all licenses, franchises, permits, easements, rights, consents, Orders, approvals, variances, waivers, filings and other authorizations with, of or from any Governmental Entity, (a) necessary to consummate the Contemplated Transactions in the manner contemplated hereby, or (b) otherwise relating to (i) any Contract or other instrument with any Governmental Entity and to which the subject Person, its subsidiaries or any of its stockholders is a party (or by which any of their respective properties or assets is bound or affected), or (ii) any Permit, including the transfer of any such Contract, Permit or other instrument in accordance with the terms.

                  1.40. Governmental Entity shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the government of the United States or of any foreign country, any state or any political subdivision of any such government (whether state, provincial, county, city, municipal or otherwise).



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

                  1.41. Indebtedness of any Person shall mean all obligations of such Person (a) for borrowed money, including related fees and expenses, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (d) under capital leases or (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person and, as it relates to the Company, shall include all indebtedness and other amounts owed or to be distributed to either Individual or their respective Affiliates.

                  1.42. Indemnified Party shall have the meaning assigned to it in Section 7.4.1.

                  1.43. Indemnifying Party shall have the meaning assigned to it in Section 7.4.1.

                  1.44. Indemnity Notice shall have the meaning assigned to it in Section 7.4.1.

                  1.45. Intellectual Property shall mean, collectively, (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all Patents, (b) all Trademarks, trade dress, logos, trade names, fictitious names, brand names, brand marks, domain names and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all Copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all Software, (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

                  1.46. IRS shall mean the United States Internal Revenue
Service.

                  1.47. Knowledge, and all variations thereof, shall mean with respect to any representation, warranty or statement of any party in this Agreement that is qualified by such party's "knowledge," the actual knowledge of such party or, in the case of an entity, the actual knowledge of any officer or director of such entity.

                  1.48. Law shall mean, with respect to any Person, any applicable law, statute, treaty, ordinance, rule, regulation, Order, pronouncement having the effect of law, or other requirement of any Governmental Entity, including, without limitation, the Foreign Corrupt Practices Act of 1977, and those covering safety, health, transportation, bribery, record keeping, zoning, employment, tax, anti-discrimination, antitrust, wage and hour and price and wage control matters, to which, in each of the foregoing cases, such Person is, or any of such Person's properties, operations, business or assets are, bound or subject.

                  1.49. Lease shall mean any lease, agreement (whether verbal or written) or tenancy for property or assets, together with all subleases, amendments, extensions, addenda, assignments, waivers and all other rights of use and/or occupancy, and Contracts and documents relating to any of the foregoing.

                  1.50. Legal Proceeding shall mean any Claim or any legal, administrative or other similar proceeding by or before any Governmental Entity or arbitration or alternative dispute resolution panel.

                  1.51. Liabilities and words of similar import include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

                  1.52. Licenses shall mean, with respect to any Person, all licenses, permits, authorizations, approvals, registrations, franchises, rights, variances (including zoning variances), easements, rights of way, and similar consents or certificates granted or issued by any other Person, other than a Governmental Entity, relating to the business of the subject Person.

                  1.53. Losses shall mean, with respect to any event or circumstance, any and all Liabilities, Encumbrances, penalties, fines, settlements, and causes of action, including, without limitation, any diminution in value of any real or personal property and reasonable attorneys', experts' and accountants' fees, expenses and disbursements and court costs in connection with any of the foregoing incurred by a Person in connection with such event or circumstance.

                  1.54. Material Adverse Effect shall mean, with respect to any event or circumstance, an effect caused thereby or resulting therefrom that is or would be materially adverse as to, or in respect of, the condition (financial or otherwise), business, results of operation or prospects of a specified Person or Persons when taken as a whole.

                  1.55. Material Contract shall have the meaning assigned to it in Section 3.8.

                  1.56. Net Revenue shall mean gross collections less applicable sales Tax.

                  1.57. Object Code shall mean the fully compiled or assembled series of Computer Programs in machine language in either printed form or as stored software media.

                  1.58. Order shall mean any judgment, order, writ, decree, injunction, award, ruling or other determination whatsoever of any Governmental Entity or any other entity or body (including, without limitation, any arbitration or similar panel) whose finding, ruling or holding is legally binding or is enforceable as a matter of right (in any case, whether preliminary or final).

                  1.59. Organizational Documents shall mean the articles or certificate of incorporation, bylaws, operating agreement, certificate of partnership or other governing or constituent documents of a Person.

                  1.60. Patents shall mean all letters patent and pending applications for patents of the United States and all countries foreign thereto, including regional patents, certificates of invention and utility models, rights of license or otherwise to or under letters patent, certificates of intention and utility models which have been opened for public inspection and all reissues, divisions, continuations and extensions thereof.


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

                  1.61. Permits shall mean all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises, rights, Orders, qualifications and similar rights or approvals granted or issued by any Governmental Entity relating to either the Purchased Assets or the Business or both.

                  1.62. Person shall mean any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, joint venture, trust, association, union, entity, or other form of business organization or any Governmental Entity whatsoever.

                  1.63. Personnel shall mean the individuals listed on Exhibit A attached hereto.

                  1.64. Post-Closing Integic Revenue Share shall have the meaning assigned to it in Section 2.6.

                  1.65. Pre-Closing Integic Revenue Share shall have the meaning assigned to it in Section 2.6.

                  1.66. Prepaid Expenses shall mean, as of any date of determination, payments made by VASCO with respect to the Business, that constitute prepaid expenses of the Business in accordance with GAAP.

                  1.67. Prepaid Expense Adjustment Amount shall mean the aggregate amount of the specified Prepaid Expenses set forth on Schedule 2.1.4.

                  1.68. Prepaid Receivables Amount shall mean the aggregate amount of those Accounts Receivable attributable to the Purchased Assets for the period after the Effective Date but received by VASCO prior to the Closing Date as full or partial prepayment for services to be provided with respect to the Purchased Assets.

                  1.69. Promissory Note shall have the meaning assigned to it in
Section 2.4.2.

                  1.70. Proposed Reorganization shall have the meaning assigned to it in Section 5.3.3.

                  1.71. Proposed Reorganization Agreement shall have the meaning assigned to it in Section 5.3.3.

                  1.72. Proprietary Information shall mean (i) with respect to any party to this Agreement or any Affiliate of such party, all financial, technical, commercial or other information, including but not limited to information, materials, documents, customer lists, financial reports, business plans and marketing data that relate to the business, strategies or operations of the parties hereto, disclosed or otherwise made available by such party or such Affiliate to another party or affiliate (the "RECIPIENT") in connection with the transactions contemplated by this Agreement and (ii) each of the terms, conditions and other provisions contained in this Agreement and in the agreements or documents to be delivered pursuant to this Agreement. Notwithstanding the preceding sentence, the definition of Proprietary Information shall not include any information that (i) is in the public domain at the time of disclosure to the Recipient or becomes part of the public domain after such disclosure through no fault of the

Recipient, (ii) is lawfully possessed in writing by the Recipient at the time of disclosure to such Recipient, or (iii) is disclosed to a party by any Person other than a party to this Agreement; provided, that the party to whom such disclosure has been made does not have actual knowledge that such Person is prohibited from disclosing such information (either by reason of contractual, or legal or fiduciary duty or obligation). For the purposes hereof, public domain shall not include disclosure of information, except as otherwise provided herein, to any other person in connection with the transactions contemplated hereby.

                  1.73. Purchase Price shall have the meaning assigned to it in
Section 2.3.

                  1.74. Purchased Assets shall have the meaning assigned to it in Section 2.1.

                  1.75. Purchased Contracts shall mean those Contracts listed on
Schedule 2.1.2 as part of the Purchased Assets.

                  1.76. Purchased Software shall mean that Software listed on
Schedule 2.1.1 as part of the Purchased Assets.

                  1.77. Retained Liabilities shall mean all Liabilities of VASCO of any nature whatsoever, whether now existing or hereafter arising or incurred, except for the Assumed Liabilities.

                  1.78. SEC shall mean the Securities and Exchange Commission.

                  1.79. Securities Act shall mean the Securities Act of 1933, or any successors thereto, and the rules and regulations promulgated thereunder, as amended and supplemented from time to time.

                  1.80. Security Agreement shall have the meaning assigned to it in Section 2.9.

                  1.81. Software shall mean all Computer Programs (including related Documentation) related to the Business and set forth on the Schedule of VACMAN Intellectual Property, attached hereto as Schedule 2.1.1, and all modifications, customizations, enhancements and updates thereof (including foreign language versions) contained in subsequent "versions" or "releases," including, without limitation, the protocols, all data bases, compilations, tool sets, work benches, compilers, decompilers or other intangible property that are expressed in Object Code, and shall consist of the Source Code, Binary Code and Object Code therefor; provided, however, that "Software" shall not include non-copyrightable ideas or principles expressed therein.

                  1.82. Source Code shall mean the Computer Programs in human readable form.

                  1.83. SSGI shall mean Southern Software Group, Inc., a Delaware corporation.

                  1.84. SSI Business Plan shall have the meaning assigned to it in Section 4.12.

                  1.85. SSI Common Stock shall mean the common stock, par value $0.001 per share, of SSI.

                  1.86. SSI Preferred Stock shall mean the Series A Preferred Stock, par value $0.001 per share, of SSI.

                  1.87. SSI Preferred Stock Certificates shall have the meaning assigned to it in Section 2.4.1.

                  1.88. Subsidiary means any entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the voting stock or otherwise has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                  1.89. System Documentation shall mean documentation, however recorded, other than Source Code, which documents collectively the design and details of a particular software program and provides information to enable a reasonably knowledgeable computer programmer to make enhancements, revisions and modifications.

                  1.90. Tangible Personal Property shall mean, when used with respect to any Person, any and all of the following: equipment, machinery, furniture, leasehold improvements, office supplies, trade fixtures, and other tangible personal property, used or intended for use by such Person in the conduct of such Person's business.

                  1.91. Tax Returns shall mean all returns, reports, claims for refunds or other information required or permitted to be supplied to or filed with any Governmental Entity in connection with Taxes (including, without limitation, information returns and declarations of estimated tax).

                  1.92. Taxes shall mean (i) all taxes, charges, fees, levies or other assessments including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, payroll, employment, social security, unemployment, excise, estimated, stamp, occupancy, occupation, property or other similar taxes, including any interest or penalties thereon, and additions to tax or additional amounts imposed by any federal, state, local or foreign Governmental Entity, domestic or foreign (a "TAXING AUTHORITY") or (ii) all liability for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treasury Regulation ss. 1.1502-6 or comparable Law.

                  1.93. Third Party shall mean any Person other than VASCO, SSI or an Affiliate of either of the foregoing.

                  1.94. Threshold Amount shall have the meaning assigned to it in Section 7.5.1.

                  1.95. Trademarks shall mean registered trademarks, registered service marks, trademark and service mark applications, and unregistered trademarks and service marks.

                  1.96. Underpayment Amount shall have the meaning assigned to it in Section 8.5.

                  1.97. User Documentation shall mean any documentation, however recorded, intended for instruction or reference in use of any Software.

                  1.98. VACMAN Enterprise Trademark shall mean the "VACMAN Enterprise" trademark of VASCO, including all proprietary rights therein and goodwill associated therewith.

                  1.99. VACMAN Intellectual Property shall have the meaning assigned to it in Section 2.1.1.

                                   ARTICLE 2

                          SALE AND PURCHASE OF ASSETS;
                    CONSIDERATION; ASSUMPTION OF LIABILITIES
                    ----------------------------------------

                  2.1. Agreement to Sell and Purchase Assets. Subject to the terms and conditions set forth in this Agreement, SSI hereby agrees to purchase and/or assume and VASCO hereby agrees to sell and/or assign, as applicable, on the Closing Date and effective as of the Effective Date, all of VASCO's right, title and interest in and to the following assets (collectively, the "PURCHASED ASSETS"):

                  2.1.1. The Intellectual Property of VASCO listed in the Schedule of VACMAN Intellectual Property, attached hereto as Schedule 2.1.1 (collectively, the "VACMAN INTELLECTUAL PROPERTY"), including, without limitation, all Software described thereon (the "PURCHASED SOFTWARE"), all as existing immediately prior to the Effective Date, to the extent assignable by VASCO.

                  2.1.2. VASCO's rights under Contracts which are described in the Schedule of Purchased Contracts, attached hereto as Schedule 2.1.2 (the "PURCHASED CONTRACTS"), including, without limitation, the right to provide the Business to Persons who are parties to such Purchased Contracts.

                  2.1.3. The physical assets used by VASCO exclusively to conduct the Business and listed in the Schedule of Physical Assets, attached hereto as Schedule 2.1.3.

                  2.1.4. All Prepaid Expenses associated with the Business and in existence at the Effective Date and listed and fully described in the Schedule of Prepaid Expenses attached hereto as Schedule 2.1.4.

                  2.1.5. All of VASCO's interest in all Permits and Licenses relating to the Business or the Purchased Assets and listed in the Schedule of Permits and Licenses, attached hereto as Schedule 2.1.5, to the extent assignable and transferable.

                  2.2. Excluded Assets. The Purchased Assets shall not include
(i) any asset owned by VASCO which is not used by VASCO exclusively in the provision of the Business, (ii) any of VASCO's rights or consideration under this Agreement, (iii) VASCO's physical assets which are not listed on Schedule 2.1.3, (iv) all cash, cash equivalents and marketable securities of VASCO and
(v) all Accounts Receivable or other amounts earned prior to the Closing by VASCO from any Person in connection with the provision of the Business, regardless of whether such Accounts Receivable or other amounts are received prior to the Closing (collectively, the "EXCLUDED ASSETS").

                  2.3. Consideration and Payment. As full consideration for the Purchased Assets being purchased pursuant to this Agreement, SSI shall pay, deliver or cause to be paid and delivered to VASCO (in addition to the assumption of the Assumed Liabilities) the sum of $3,073,093.83 plus the Prepaid Expense Adjustment Amount (the "BASE PURCHASE PRICE"), in the manner set forth in Section 2.4, plus the aggregate amount of 3M Revenue Share, Pre-Closing Integic Revenue Share and Post-Closing Integic Revenue Share payable pursuant to Sections 2.5 and 2.6 (collectively, the "PURCHASE PRICE").

                  2.4. Base Purchase Price. The Base Purchase Price shall be paid as follows:

                  2.4.1. SSI Preferred Stock. SSI shall issue and deliver to VASCO at the Closing, effective as of the Effective Date, Two Million (2,000,000) certificated shares of SSI Preferred Stock, which the parties hereto agree is valued at $2,000,000 (the "SSI PREFERRED STOCK CERTIFICATES").

                  2.4.2. Delivery of Promissory Note. SSI shall deliver at the Closing, effective as of the Effective Date, a senior secured promissory note of SSI for a principal amount of $1,073,093.83 to and in favor of VASCO in the form of Exhibit B (the "PROMISSORY NOTE"). The parties hereto agree that the Promissory Note shall be payable in thirty-six (36) equal and consecutive monthly payments of $32,645.59, such amount representing the aggregate principal amount of the Promissory Note plus interest thereon accrued at a rate of six percent (6%) per annum, compounded monthly.

                  2.5. Post-Closing 3M Revenue Share. For each month during the thirty-six (36) months following the Effective Date, SSI shall pay VASCO an amount equal to forty percent (40%) of the Net Revenue attributable to the 3M Contract during such month (the "3M REVENUE SHARE"). SSI shall deliver the 3M Revenue Share to VASCO monthly in arrears within ten (10) days of receipt thereof.

                  2.6. Post-Closing Integic Revenue Share. For each month during the thirty-six (36) months following the Effective Date, SSI shall pay VASCO:
(a) an amount equal to sixty percent (60%) of the Net Revenue attributable to all DOD Integic Consulting Services provided by SSI during such month, where such services were first provided by SSI following the Effective Date (the "POST-CLOSING INTEGIC REVENUE SHARE"); provided, however, that the amount of Post-Closing Integic Revenue Share payable by SSI to VASCO shall not exceed $90,000.00 for each successive twelve month period during the thirty-six (36) months following the Effective Date; and (b) an amount equal to one hundred percent (100%) of the Net Revenue attributable to all DOD Integic Consulting Services provided by SSI during such month, where such services are related to a project initiated by VASCO prior to the Effective Date (the "PRE-CLOSING INTEGIC REVENUE SHARE"). SSI shall deliver the Pre-Closing and Post-Closing Integic Revenue Share to VASCO monthly in arrears within ten (10) days of receipt thereof.

                  2.7. Allocation of Purchase Price. SSI shall on or before sixty (60) days after the Effective Date initially determine and send to VASCO a schedule containing the allocation of the purchase price, as defined in the Code, among the Purchased Assets as is required by Section 1060 of the Code (the "ALLOCATION SCHEDULE"), such schedule which will include the allocation set forth on Schedule 2.7 attached hereto. The Allocation Schedule will be deemed to be accepted by VASCO unless VASCO provides a written notice of disagreement to SSI within ten (10) Business Days after receipt of the Allocation Schedule. If VASCO provides such written notice, VASCO and SSI shall proceed to negotiate in good faith to agree on a mutually acceptable Allocation Schedule. If no mutually acceptable Allocation Schedule is created within ten (10) business days of SSI's receipt of the written notice of disagreement, then an independent accountant mutually satisfactory to VASCO and SSI (the "INDEPENDENT ACCOUNTANT") shall be engaged to determine the Allocation Schedule taking into account the fair market value of each of the Purchased Assets. The fees for such determination shall be split evenly by VASCO and SSI. Such determination by the Independent Accountant, or the original Allocation Schedule if not objected to by VASCO, or the mutually acceptable Allocation Schedule shall be binding and conclusive to all parties to the Agreement and all parties shall file all relevant tax returns consistent with such final determination, unless otherwise required by applicable law; provided, however, that if the Purchase Price is adjusted in accordance with
Section 2.5 or 2.6, the Allocation Schedule otherwise determined shall be adjusted in accordance with the requirements of Section 1060 of the Code.

                  2.8. Assumption of Liabilities. At the Closing, and effective as of the Effective Date, SSI will assume only those Liabilities of VASCO expressly listed on Schedule 2.8, if any (collectively, the "ASSUMED LIABILITIES"). All other Liabilities of VASCO shall be Retained Liabilities and shall not be assumed by SSI.

                  2.9. Security Agreement. SSI's obligations under the Promissory Note and its obligations under Sections 2.5 and 2.6 shall be secured by (a) the Purchased Assets and (b) all Accounts Receivables related to the Purchased Assets and earned after the Effective Date, pursuant to the terms of a Security Agreement in the form attached hereto as Exhibit C (the "SECURITY AGREEMENT").

                  2.10. Trademark License. VASCO hereby grants to SSI, effective as of the Effective Date and subject to the terms and conditions of this Agreement, a non-exclusive, non-transferable, fully paid-up license to use, reproduce and display the VACMAN Enterprise Trademark in connection with the promotion and marketing of the Business by SSI; provided, however, that VASCO shall have the right to reasonably monitor SSI's use of the VACMAN Enterprise Trademark to ensure compliance by SSI with VASCO's standards of quality and presentation of the VACMAN Enterprise Trademark, and SSI agrees to cooperate with VASCO in connection therewith. The license granted under this Section 2.10 shall terminate upon the earlier of (a) the one-year anniversary of the Effective Date or (b) the date on which SSI has completed its anticipated re-branding of the Purchased Software. SSI covenants and agrees that the VACMAN Enterprise Trademark is and shall remain the sole and exclusive property of VASCO, and SSI shall not hold itself out as having any ownership rights with respect thereto or, except as specifically granted hereunder, any other rights therein. Any and all goodwill associated with the VACMAN Enterprise Trademark shall inure directly and exclusively to the benefit of VASCO.

                                   ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF VASCO
                     ---------------------------------------

                  As a material inducement for SSI to enter into and perform its obligations under this Agreement, VASCO hereby represents and warrants to SSI as follows:

                  3.1. Organization. VASCO (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware, (ii) has the power and authority to own and operate its properties and assets and to transact its business as currently conducted and (iii) is duly qualified and authorized to do business and is in good standing in all jurisdictions where the failure to be duly qualified, authorized and in good standing would have a Material Adverse Effect upon its business, operations, results of operations, assets, liabilities or condition (financial or otherwise).

                  3.2. Authorization. VASCO has the corporate power and authority to enter into and perform this Agreement, each of the Collateral Documents to which it is a party, and to consummate the Contemplated Transactions. The execution, delivery and performance by VASCO of this Agreement and each of the Collateral Documents to which it is a party, and the consummation by VASCO of the Contemplated Transactions, have been duly authorized by all necessary corporate action on the part of VASCO. This Agreement and each of the Collateral Documents to which VASCO is a party have been duly executed and delivered by VASCO and constitute a legal, valid and binding obligation of VASCO, enforceable against VASCO in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws affecting the rights of creditors' generally and general equity principles (regardless of whether enforceability is considered a proceeding at law or in equity).

                  3.3. Conflict with other Instruments; Absence of Restrictions. The execution, delivery and performance of this Agreement and each of the Collateral Documents, and the consummation of the Contemplated Transactions, by VASCO, do not and will not: (i) result in a Default, of or under (A) any of the terms of the Organizational Documents of VASCO, (B) assuming the receipt of all Governmental Consents listed on Schedule 3.6, any Law, Permit or Order applicable to or binding upon VASCO, or (C) assuming the receipt of all Consents from Persons other than Governmental Entities listed on Schedule 3.6, any Contracts or Licenses to which VASCO is a party or by which it is bound; (ii) result in the creation or imposition of any Encumbrance upon any of the equity interests of VASCO or upon any of the assets or properties of VASCO; or (iii) assuming the receipt of all Consents listed on Schedule 3.6, (A) result in the termination, amendment or modification of, or give any party the right to terminate, amend, modify, abandon, or refuse to perform any material Contract, License or Permit to which VASCO is a party or by which it, or any of its properties or assets, is bound, or (B) result in the acceleration or modification, or give any party the right to accelerate or modify, the time within which, or the terms under which, any duties or obligations are to be performed, or any rights or benefits are to be received under any material Contract, License or Permit to which VASCO is a party or by which it, or any of its properties or assets, is bound.

                  3.4. Title to Properties; Adequacy of Properties. VASCO has good and valid title to all of the Purchased Assets, free and clear of any and all Encumbrances. The Purchased Assets are in good working order and fit for their intended use, other than the Tangible Personal Property comprising a part of the Purchased Assets, which are being conveyed to SSI in an "as is, where is" condition, with respect to physical attributes only.

                  3.5. Compliance with Law. (a) VASCO has complied with every, and are not in violation of any, Law or Order to which the Business is subject and (b) VASCO has not failed to obtain, or to adhere to the requirements of, any License or Permit necessary to the ownership of the Purchased Assets or the operation of the Business, to the extent, in each of the foregoing cases, the failure to obtain or the violation of which would have a Material Adverse Effect upon the Business, its results of operations, financial condition, business or prospects.

                  3.6. Government and Third-Party Approvals. Except as set forth on Schedule 3.6, no Governmental Consent or Consent of any Person (including any party to any material Contract with VASCO) is required (i) for the execution, delivery and performance by VASCO of this Agreement or any of the Collateral Documents to which it is a party or (ii) in connection with VASCO's consummation of the Contemplated Transactions.

                  3.7. Legal Proceedings. There is no Legal Proceeding or Claim pending or, to the Knowledge of VASCO, threatened, against or affecting VASCO that relates to or affects the Business, the Purchased Assets or the Personnel.

                  3.8. Contracts and Commitments. Schedule 3.8 sets forth a correct and complete list of all Contracts to which VASCO is a party that fall into one or more of the following categories (each a "MATERIAL CONTRACT"):

                  3.8.1. All bonds, debentures, notes, mortgages, indentures or guarantees by which any of the Purchased Assets are bound, and any oral or written direct or indirect guarantee of any such obligation; and

                  3.8.2. All Leases by which any of the Purchased Assets (real, personal or mixed, tangible or intangible) are bound.

                  3.9. Absence of Certain Developments. Except as required by or pursuant to the Contemplated Transactions, VASCO has not, from the Effective Date through the Closing Date:

                  3.9.1. mortgaged, pledged or been subjected to any Encumbrance on any of the Purchased Assets;

                  3.9.2. sold, assigned, transferred or otherwise disposed of or committed to sell, assign, transfer or otherwise dispose of any of the Purchased Assets, except in the ordinary course of business, or canceled any material debts or claims;

                  3.9.3. suffered any unusual or extraordinary losses related to the Purchased Assets or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

                  3.9.4. paid or committed to pay any bonuses or similar payments, except in the ordinary course of business consistent with past practice;

                  3.9.5. suffered any material damage, destruction or casualty loss related to the Purchased Assets, whether or not covered by insurance;

                  3.9.6. increased the compensation payable or to become payable to any of the Personnel, or increased benefits for any such Personnel under any employee benefit plan or other employee or consultant compensation arrangement;

                  3.9.7. had any payment default or event of default under any debt, Lease or other Material Contract related to the Purchased Assets except for overdue payables arising in the ordinary course of business;

                  3.9.8. taken any other action related to the Purchased Assets outside of the ordinary course of business; or

                  3.9.9. taken or agreed to take any action contemplated by this
Section 3.9 or that would otherwise cause any representation or warranty made by VASCO in this Agreement to be untrue or inaccurate as of the Closing or result in the breach of any covenant or agreement in this Agreement required to be performed by VASCO on or prior to the Closing.

                  3.10. Intellectual Property. Set forth on Schedule 2.1.1 is a true and complete list, with a brief description of each, including, where relevant, the owner, the applicable jurisdiction, the registration number, application number or issuance number, the date of application, issuance and/or filing, of all VACMAN Intellectual Property. Where applicable, each of the federal and state registrations pertaining to the VACMAN Intellectual Property is valid and in full force and effect, and all required filings in association with such registrations have been properly made and all required fees have been paid. VASCO owns or otherwise has the right to use all VACMAN Intellectual Property and the consummation of the Contemplated Transactions will not alter or impair any such rights. No claims are pending against VASCO by any person with respect to the use of any VACMAN Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement relating to the same.

                  3.11. Corporate Records. From the date of this Agreement to the Closing, VASCO will (i) give to SSI and its authorized representatives full access during normal business hours to all VASCO Books and Records so that SSI may inspect them; and (ii) furnish such additional information related to the Contemplated Transactions including all related properties and affairs of VASCO as SSI may reasonably request.

                  3.12. Statements and Other Documents Not Misleading. Neither this Agreement, including all Schedules and Exhibits, nor any Collateral Document or other instrument heretofore or hereafter furnished by VASCO to SSI in connection with the Contemplated Transactions contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated in order to make such statement, document or other instrument not misleading.

                  3.13. Effective Date of Warranties, Representations and Covenants. Each warranty, representation and covenant set forth in this Article 3 shall be deemed to be made on and as of the date of Closing. The representations and warranties contained in this Article 3 shall not be affected or deemed waived by reason of the fact that SSI and/or its representatives knew or should have known that any such representations or warranty is or might be inaccurate in any material respect.

                                   ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES OF SSI
                      -------------------------------------

                  As a material inducement for VASCO to enter into and perform its obligations under this Agreement, SSI hereby represents and warrants to VASCO as follows:

                  4.1. Organization. SSI (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware,
(ii) has the power and authority to own and operate its properties and assets and to transact its business as currently conducted and (iii) is duly qualified and authorized to do business and is in good standing in all jurisdictions where the failure to be duly qualified, authorized and in good standing would have a Material Adverse Effect upon its business, operations, results of operations, assets, liabilities or condition (financial or otherwise).

                  4.2. Authorization for Agreement. SSI has the corporate power and authority to enter into and perform this Agreement, each of the Collateral Documents to which it is a party, and to consummate the Contemplated Transactions. The execution, delivery and performance by SSI of this Agreement and each of the Collateral Documents to which it is a party, and the consummation by SSI of the Contemplated Transactions, have been duly authorized by all necessary corporate action on the part of SSI. This Agreement and each of the Collateral Documents to which SSI is a party have been duly executed and delivered by SSI and constitute the legal, valid and binding obligations of SSI, enforceable against SSI in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws affecting the rights of creditors' generally and general equity principles (regardless of whether enforceability is considered a proceeding at law or in equity).

                  4.3. Conflict with other Instruments; Absence of Restrictions. The execution, delivery and performance of this Agreement and each of the Collateral Documents, and the consummation of the Contemplated Transactions, by SSI do not and will not: (i) result in a Default of or under (A) any of the terms of the Organizational Documents of SSI, (B) assuming the receipt of all Governmental Consents listed on Schedule 4.4, any Law, Permit or Order applicable to or binding upon SSI, or (C) assuming the receipt of all Consents from Persons other than Governmental Entities listed on Schedule 4.4, any Contracts or Licenses to which SSI is a party or by which it is bound, or (ii) assuming the receipt of all Consents listed on Schedule 4.4, (A) result in the termination, amendment or modification of, or give any party the right to terminate, amend, modify, abandon, or refuse to perform any material Contract, License or Permit to which SSI is a party or by which it, or any of its properties or assets, is bound, or (B) result in the acceleration or modification, or give any party the right to accelerate or modify, the time within which, or the terms under which, any duties or obligations are to be performed, or any rights or benefits are to be received under any material Contract, License or Permit to which SSI is a party or by which it, or any of its properties or assets, is bound.

                  4.4. Government and Third-Party Approvals. Except as set forth on Schedule 4.4, no Governmental Consent or Consent of any Person (including any party to any material Contract with SSI) is required (i) for the execution, delivery and performance by SSI of this Agreement or any of the Collateral Documents to which it is a party or (ii) in connection with SSI's consummation of the Contemplated Transactions.

                  4.5. Legal Proceedings. There is no Legal Proceeding or Claim pending or, to the Knowledge of SSI, threatened, against or affecting SSI that relates to or affects the business, operations, properties, assets, income or employees of SSI.

                  4.6. SSI Stock. (a) The SSI Preferred Stock, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, non-assessable and free and clear of all Encumbrances (other than transfer restrictions imposed solely by virtue of applicable securities Laws); and (b) the SSI Common Stock issuable upon conversion or redemption of, or as dividends upon, the SSI Preferred Stock have been duly and validly reserved and, upon issuance in accordance with the conversion, redemption or dividend provisions of the SSI Preferred Stock, will be duly and validly issued, fully paid, non-assessable and free and clear of all Encumbrances.

                  4.7. Capitalization. Immediately prior to the date of execution of this Agreement, the authorized capital stock of SSI consists of 50,000,000 shares of SSI Common Stock, of which 3,900,000 shares are issued and outstanding, all fully paid and non-assessable; and 5,000,000 shares of SSI Preferred Stock, of which no shares are issued and outstanding. Except as otherwise provided in Schedule 4.7, there are no outstanding options, warrants or calls pursuant to which any Person has the right to purchase any authorized and unissued SSI Common Stock or other securities of SSI. SSI has no Subsidiaries.

                  4.8. Tax Returns. SSI has filed all Tax Returns that have been required to be filed by it or has received currently effective extensions of the required filing dates.

                  4.9. Undisclosed Liabilities. Except as set forth in Schedule 4.9, SSI has no material assets or Liabilities of any nature whatsoever, whether accrued, absolute, contingent or otherwise, including, without limitation, Tax Liabilities and interest due or to become due.

                  4.10. Books and Records. From the date of this Agreement to the Closing, SSI will (i) give to VASCO or its representatives full access during normal business hours to all of SSI's offices, books, records, Contracts, Organizational Documents and other corporate documents and properties so that VASCO or its representative may inspect them; and (ii) furnish such information concerning the property, business and affairs of SSI related to the Contemplated Transactions as VASCO or its representatives may reasonably request.

                  4.11. Access to Information Regarding VASCO. SSI acknowledges that: (a) it has had access during the twelve (12) months prior to the execution of this Agreement to all reports and registration statements and other filings made by VASCO with the SEC by personal delivery to SSI and/or by notification of access to the reports and registration statements of VASCO that contain such information in the EDGAR Archives of the SEC at www.sec.gov; (b) it has had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with its legal counsel, directors and executive officers; (c) it has had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of VASCO, and with the legal and accounting firms of VASCO, with respect to such documentation; and (d) to the extent requested, all questions raised have been answered to SSI's complete satisfaction.

                  4.12. Statements and Other Documents Not Misleading. Neither this Agreement, including all Schedules and Exhibits, nor any Collateral Document or other instrument heretofore or hereafter furnished by SSI to VASCO in connection with the Contemplated Transactions contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated in order to make such statement, document or other instrument not misleading.

                  4.13. SSI Business Plan. Attached hereto as Exhibit D is a true and correct copy of the business plan of SSI (the "SSI BUSINESS PLAN"). SSI represents and warrants that (a) the SSI Business Plan does not contain an untrue statement of any material fact or omit to state any material fact required to be stated in order to make such statement, document or other instrument not misleading, (b) the forward looking statements contained in the SSI Business Plan are reasonable estimates based upon current knowledge and reasonable assumptions and (c) the SSI Business Plan, including with preparation and dissemination thereof, complies with all applicable federal and state securities Laws.

                  4.14. Additional Investment. SSI shall, following the date of this Agreement and without interruption, continue to use its best efforts to raise funds, in addition to and not in duplication of those funds required to be raised pursuant to Section 5.3.1, in an amount no less than $2,000,000 from the sale of shares of SSI Common Stock to Accredited Investors at a price of $0.75 per share or an aggregate of 2,666,667 shares, which offering may include one warrant to acquire an additional share of SSI Common Stock at an exercise price of $1.50 per share for every two shares of SSI Common Stock purchased at $0.75 per share.

                  4.15. Effective Date of Warranties, Representations and Covenants. Each warranty, representation and covenant set forth in this Article 4 shall be deemed to be made on and as of the date of Closing. The representations and warranties contained in this Article 4 shall not be affected or deemed waived by reason of the fact that VASCO and/or its representatives knew or should have known that any such representations or warranty is or might be inaccurate in any material respect.

                                    ARTICLE 5

                                     CLOSING
                                     -------

                  5.1. Closing. On the Closing Date, all Contemplated Transactions to be consummated at the Closing shall be consummated. All actions taken at Closing shall be deemed to have occurred simultaneously, and shall be effective as of the Effective Date. Closing shall take place at the offices of SSI's legal counsel, Morse, Zelnick, Rose & Lander, at 405 Park Avenue, Suite 1401, New York, New York 10022-4405, or such other place as is mutually acceptable to the parties.

                  5.2. Deliveries at Closing. At the Closing and as a condition to Closing:

                       5.2.1. VASCO will deliver to SSI:

                               (a) a certificate or certificates dated as of the
Closing Date and signed on VASCO's behalf by its Secretary, in customary form and substance, to the effect that: (i) the resolutions of the Board of Directors of VASCO authorizing the actions taken in connection with the Contemplated Transactions were duly adopted at a duly convened meeting thereof, at which a quorum was present and acting throughout, or by unanimous written consent, remain in full force and effect, and have not been amended, rescinded or modified; (ii) the officers or other individuals executing this Agreement and each of the Collateral Documents to which VASCO is a party are incumbent officers or otherwise duly authorized to execute such agreements and documents on behalf of VASCO and the specimen signatures on such certificate are their genuine signatures; (iii) each of the representations and warranties of VASCO contained in Article 3 hereof is true and correct as of the Closing Date; (iv) VASCO has performed or complied with all covenants and agreements contained herein and in each of the Collateral Documents, to which VASCO is a party, that are required to be performed or complied with by it on or prior to the Closing Date; and (v) VASCO has fulfilled all conditions set forth in Article 5 hereof that are required to be fulfilled by it on or prior to the Closing Date;

                               (b) An Assignment and Assumption Agreement, duly
executed by VASCO, with respect to each Purchased Contract and all other Purchased Assets, in the form of Exhibit E attached hereto (the "ASSIGNMENT AND ASSUMPTION AGREEMENT");

                               (c) A Bill of Sale, duly executed by VASCO, in
the form of Exhibit F attached hereto (the "BILL OF SALE"); and

                               (d) The Escrow Agreement, duly executed by VASCO,
in the form of Exhibit G attached hereto.

                       5.2.2. SSI shall deliver to VASCO:

                               (a) The SSI Preferred Stock Certificates;

                               (b) The Promissory Note, duly executed by SSI, in
the form of Exhibit B;

                               (c) The Assignment and Assumption Agreement, duly
executed by SSI, in the form of Exhibit E;

                               (d) An Employment Agreement with respect to each
of the Personnel, each duly executed by SSI, in the form of Exhibit H (each, an "EMPLOYMENT AGREEMENT");

                               (e) The Escrow Agreement, duly executed by SSI,
in the form of Exhibit G;

                               (f) The Security Agreement, duly executed by SSI,
in the form of Exhibit C;

                               (g) A fully executed copy of the Dolfin Agreement
(as defined in Section 5.3.2);

                               (h) A fully executed copy of the Proposed
Reorganization Agreement (as defined in Section 5.3.3);

                               (i) Evidence that SSI's Certificate of
Incorporation has been amended to reflect the revised terms of the SSI Preferred Stock, such amendment to be in the form of Exhibit I attached hereto, and such evidence to be in the form of a copy of SSI's Certificate of Incorporation, as amended, and certified by the Secretary of State of the State of Delaware;

                               (j) A certificate or certificates dated as of the
Closing Date and signed on behalf of SSI by its Secretary to the effect that:
(i) (A) its Organizational Documents attached to the certificate are true and complete, (B) its Organizational Documents have been in full force and effect in the form attached to the certificate since the date of the adoption of the resolutions referred to in clause (C) below and no amendment to such Organizational Documents has occurred since the date of the last amendment annexed thereto, (C) the resolutions of the Board of Directors of SSI authorizing the actions taken in connection with the Contemplated Transactions were duly adopted at a duly convened meeting thereof, at which a quorum was present and acting throughout, or by unanimous written consent, remain in full force and effect, and have not been amended, rescinded or modified; (ii) the officers or other individuals executing this Agreement and each of the Collateral Documents to which SSI is a party are incumbent officers or otherwise duly authorized to execute such agreements and documents on behalf of such party and the specimen signatures on such certificate are their genuine signatures;
(iii) SSI is in good standing in all jurisdictions in which it is organized or registered to do business; (iv) each of the representations and warranties of SSI contained in Article 4 hereof is true and correct as of the Closing Date;
(v) SSI has performed or complied with all covenants and agreements contained herein and in each of the Collateral Documents, to which it is a party, that are required to be performed or complied with by it on or prior to the Closing Date;
(vi) SSI has fulfilled all conditions set forth in Article 5 hereof that are required to be fulfilled by it on or prior to the Closing Date; and (vii) SSI has on deposit subscription funds in an amount at least equal to that referenced in Section 5.3.1. The certificates referred to above in clause (iii) shall (1) attach a subsistence certificate with respect to SSI certified by the Secretary of State of the State of Delaware, or other appropriate Delaware state officials, dated as of a date not more than five (5) days prior to the Closing Date, and a certificate of no tax liens in Delaware with respect to SSI; and (2) shall include a declaration of the Secretary of SSI that, as of the Closing Date, SSI is not registered to do business in any jurisdiction other than Delaware. Such certificate or certificates shall be in customary form and substance. The certificates referred to above in clause (vii) shall attach proof reasonably acceptably to VASCO (e.g., SSI bank account statement), that, as of the Closing Date, the requisite funds remain in the possession of SSI and have not been withdrawn by the parties to the SSI Common Stock subscription agreements; and

                               (k) An opinion from Morse, Zelnick, Rose &
Lander, LLP, in the form set forth on Exhibit L.

                  5.3. Additional Conditions Precedent. In addition to the deliveries required by Section 5.2, the Closing of this Agreement is subject to the satisfaction of the following conditions precedent:

                        5.3.1. SSI shall have raised not less than the sum of $750,000 from the sale of shares of SSI Common Stock to Accredited Investors, at a price of $0.75 per share or an aggregate of 1,000,000 shares, which offering may include one warrant to acquire an additional share of SSI Common Stock at an exercise price of $1.50 per share for every two shares of SSI Common Stock purchased at $0.75 per share; and SSI shall have provided VASCO, prior to Closing, with copies of the subscription agreements contemplated by this Section 5.3.1;

                        5.3.2. SSI shall have executed the Asset Purchase Agreement with Dolfin.com, Inc., a Delaware corporation ("DOLFIN"), in the form of Exhibit J (the "DOLFIN AGREEMENT"), which agreement shall be effective as of the Effective Date, and each of SSI and Dolfin shall have satisfied all conditions required by the Dolfin Agreement such that all transactions contemplated thereunder shall have closed, all on a basis consistent with the SSI Business Plan; and SSI shall have provided VASCO, prior to Closing, with a copy of the Dolfin Agreement;

                        5.3.3. SSI and SSGI shall have consummated, or shall simultaneous with Closing, consummate, the proposed reorganization contemplated by such parties, pursuant to which SSI would be acquired by or merged into SSGI (the "PROPOSED REORGANIZATION"). SSI represents, covenants and agrees that, upon consummation of the Proposed Reorganization, which shall be documented by an agreement between SSI and SSGI in the form attached hereto as Exhibit K (the "PROPOSED REORGANIZATION AGREEMENT"), which agreement shall be effective as of the Effective Date, SSI shall ensure that (a) the terms and conditions of the Proposed Reorganization do not and, with the passage of time will not, adversely effect any right or privilege possessed by VASCO pursuant to this Agreement or any of the Collateral Documents and (b) either (i) SSI's rights and obligations under this Agreement and the Collateral Documents are assigned in full to SSGI, pursuant to an instrument of assignment in form and substance satisfactory to VASCO or (ii) SSGI shall enter into a new set of documents with VASCO, substantially identical to the Collateral Documents, for the express purpose of SSGI assuming without variation SSI's obligations under the Contemplated Transactions; and SSI shall have provided VASCO, prior to Closing, with a copy of the Proposed Reorganization Agreement; and

                        5.3.4. VASCO and SSI shall have obtained all Consents and Governmental Consents set forth on Schedules 3.6 and 4.4.

                  5.4. Financial Statements. No later than seventy-five (75) days after the Closing Date, at no cost to SSI, VASCO shall deliver or cause to be delivered to SSI copies of (a) the audited financial statements with respect to the Business for the fiscal years ended

December 31, 2001 and 2002 and (b) VASCO management-reviewed financial statements with respect to the Business for the fiscal quarter ended March 31, 2003.

                  5.5. Expenses. VASCO shall be responsible for the payment of costs it has incurred and will incur in connection with the negotiation, execution and delivery of this Agreement and the Collateral Documents and the consummation of the Contemplated Transactions. SSI shall be responsible for the payment of costs it has incurred and will incur in connection with the negotiation, execution and delivery of this Agreement and the Collateral Documents and the consummation of the Contemplated Transactions.

                  5.6. Subsequent Documentation. VASCO shall at any time and from time to time upon the request of SSI execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all such further assignments, instruments of sale and transfer and other documents as may be reasonably required for the better assigning, transferring and confirming to SSI or its successors and assigns, the Purchased Assets for the purpose of carrying out the intent of this Agreement.

                  5.7. Third Party Consents. Unless otherwise agreed to by SSI, to the extent that any Purchased Contract is not assignable without Consent, this Agreement shall not constitute an assignment or an attempted assignment thereof, or an assumption or attempted assumption of Liabilities arising thereunder, if such assignments or attempted assignment would constitute a breach thereof unless the necessary Consents are obtained. VASCO shall use best efforts to obtain the Consents required for the assignment of the Purchased Contracts and SSI shall provide full cooperation in such effort. If any such Consent shall not be obtained with respect to a Contract, then either, at SSI's option, (i) such Contract shall be an Excluded Asset and SSI shall not assume any Liabilities related thereto or arising thereunder, or (ii) VASCO and SSI shall cooperate in a reasonable arrangement (a) providing SSI with the benefits intended to be assigned to SSI hereunder with respect to any such Contract and
(b) to relieve VASCO of its obligations to the other contracting party under any such Contract. If and to the extent that such arrangement cannot be made on terms and conditions acceptable to SSI, then SSI shall have no obligation to Close under this Agreement.

                  5.8. Employment, Compensation and Employee Benefits From and After Closing. The respective undertakings and covenants of SSI from and after the Closing with respect to the employment by SSI of the Personnel, and the compensation and employee benefits to be provided such Personnel by SSI, shall be as set forth below:

                        5.8.1. Employment. SSI shall offer employment to each of the Personnel. The offer of employment to any such Personnel shall be (i) for the same or a comparable position as held by such Personnel in the Business immediately prior to the Closing, (ii) at the same or a greater rate of compensation as paid by VASCO immediately prior to the Closing, (iii) non-cancelable by SSI, other than for cause, for a term of one (1) year from and after the Effective Date and (iv) made pursuant to and memorialized by an Employment Agreement with respect to such Personnel in the form attached hereto as Exhibit H. All such Personnel shall be treated as employees of SSI from the date of commencement of their employment with VASCO, such that the Personnel shall receive credit from SSI for the amount of time they previously served VASCO, as such timing of employment may affect, inter alia, such Personnel's eligibility for vacation time and other benefits.

                        5.8.2. Benefits. Upon hiring by SSI, each Personnel member shall be entitled to enroll in and be covered by health care, disability and other benefit plans of SSI, all of which plans shall be reasonably comparable to those plans provided by VASCO to the Personnel prior to the Close, and the Personnel's coverage under such SSI plans shall commence as soon as practicable upon hiring, and shall not be subject to any waiting or other probationary period requirement.

                  5.9. Severance. VASCO represents that no Personnel member is entitled to severance pay for a voluntary or an involuntary termination of employment with VASCO. VASCO has not made any representations or promises or otherwise created any expectation among such employees respecting any severance benefits or payments from SSI.

                  5.10. Unemployment Compensation. VASCO shall cooperate with SSI with respect to establishing SSI's obligations for unemployment taxes and similar obligations in a manner satisfactory to SSI, and shall take such steps as reasonably directed by SSI in anticipation of SSI's potential employment of any of the Personnel.

                  5.11. Escrow Agreement. On the Closing Date, SSI and VASCO shall enter into the Escrow Agreement, in the form attached hereto as Exhibit G, which agreement shall be effective as of the Effective Date, with DSI Technology Escrow Services, Inc. serving as escrow agent thereunder (the "ESCROW AGENT"). Pursuant to the Escrow Agreement, SSI shall deposit with Escrow Agent within fourteen (14) days after the Closing Date two (2) full and complete copies of the then-current and immediately preceding releases of the Source Code and Object Code for all Software and copies of all Documentation related to the Software. After the Closing Date, within sixty (60) days of the release of any new version of the Software incorporating any enhancements, improvements or modifications to a previous version or release, SSI shall deposit with Escrow Agent two (2) full and complete copies of the Source Code and Object Code for such new version or release of the Software, the name and address of the Manager of Software Engineering responsible for development of the new version or release, and copies of all Documentation related to the new version or release. The Escrow Agreement shall provide, inter alia, for the immediate release by Escrow Agent of the Software and Documentation to VASCO upon the occurrence of either of the following events: (a) the material uncured breach by SSI of this Agreement or of any of the Collateral Documents to which it is a party, or (b) the dissolution, liquidation, bankruptcy or insolvency of SSI.

                  5.12. Prepaid Receivables Amount and Prepaid Expense Amount; Offset Against Promissory Note. The parties hereto agree that the amount designated as "Total Prepaid Receivables" on Schedule 5.12 represents the Prepaid Receivables Amount and the amount designated as "Total" on Schedule
2.1.4 represents the Prepaid Expense Amount. SSI acknowledges and agrees that VASCO shall retain the Prepaid Receivables Amount. VASCO acknowledges and agrees that SSI shall not remit the Prepaid Expense Amount to VASCO at the Closing. VASCO and SSI agree that the Prepaid Expense Amount shall be subtracted from the Prepaid Receivables Amount and the remainder shall be the "Offset Amount" and such amount shall be offset against the monthly payments otherwise due to VASCO from SSI under the

Promissory Note, until the balance of the Offset Amount has been offset. Nothing in this Section 5.12 shall relieve SSI of any obligations under the Promissory Note other than the obligation to make the first consecutive monthly payments thereunder equaling the Offset Amount. For the avoidance of doubt, and notwithstanding anything to the contrary herein or in the Promissory Note, (a) each of SSI's monthly payments of $32,645.59 due August 1, 2003and September 1, 2003 shall be offset against the Offset Amount retained by VASCO and (b) $28,498.04 of the monthly payment due October 1, 2003 under the Promissory Note shall be offset against the remaining balance of the Offset Amount, and SSI shall be required to pay VASCO the balance of the October 1, 2003 payment ($4,147.55) in accordance with the terms of the Promissory Note.

                                   ARTICLE 6

                   CONFIDENTIALITY AND COVENANT NOT TO COMPETE
                   -------------------------------------------

                  6.1. Confidentiality. Each party hereto shall and shall cause its counsel, accountant, financial advisors and lenders to: (a) keep all Proprietary Information confidential and not to disclose or reveal any Proprietary Information to any Person other than its officers, directors, Affiliates, employees, attorneys, accountants, other agents and representatives, including engineers, financial advisors, current and prospective lenders and debt securities underwriters who are participating in the evaluation of the Contemplated Transactions or who otherwise need to know the Proprietary Information for the purpose of evaluating the Contemplated Transactions; and (b) not to use the Proprietary Information for any purpose other than (i) in connection with the evaluation and/or consummation of the Contemplated Transactions; (ii) to the extent necessary to obtain any of the Consents listed on Schedule 3.6 or 4.4 or (iii) to enforce such party's rights and remedies under this Agreement. Notwithstanding anything to the contrary in this Section 6.1, to the extent either party to this Agreement is required by Law or Order to disclose the Proprietary Information of the other party to another Person, the disclosing party will provide the minimum Proprietary Information required to be disclosed, and will make such disclosure only after providing the non-disclosing party with a reasonable opportunity to revise or enjoin its disclosure and will use reasonable efforts to ensure that the Proprietary Information receives confidential treatment by those to whom it is disclosed. The obligations of each party hereto under this Section 6.1 shall terminate three (3) years from the date of this Agreement.

                  6.2. Return of Proprietary Information. If Closing does not occur by July 15,
2003 (as such date may be extended by mutual agreement of the parties hereto), each party shall promptly thereafter return all written and electronic copies of Proprietary Information of the other party.

                  6.3. Covenant Not To Compete. As a material inducement to SSI's consummation of the Contemplated Transactions, neither VASCO nor any of its Subsidiaries shall, during the five (5) years following the date of this Agreement, do any of the following, directly or indirectly, without the prior written consent of SSI in its sole discretion:

                        6.3.1. Compete, directly or indirectly, in the Business as conducted on the Closing Date with SSI or any of its Affiliates or Subsidiaries, or any of their respective successors or assigns, within any geographic area located within the United States of America; provided, that SSI acknowledges and agrees that none of the business activities conducted by VASCO as of the date of this Agreement, other than the Business, currently, or, if conducted in the future, would, breach the covenant contained in this Section 6.3.1;

                        6.3.2. invest in, undertake, carry on or be engaged in or concerned with or have a financial interest in or advise, lend money to, guarantee the debts or obligations of or permit its name or a part thereof or that of any Subsidiary to be employed by or associated with any individual, partnership, sole proprietorship, association, organization, or corporation that competes with SSI through the provision of products or services similar to the Business; provided, that VASCO or any or its Subsidiaries may own, as a passive investor, not more than one percent (1%) of the outstanding securities of any class of any publicly traded securities of such Person; or

                        6.3.3. solicit, hire or engage the services of any of the Personnel whose employment is transferred to SSI, or persuade or attempt to persuade any such individual to terminate his or her employment with SSI. For the avoidance of doubt, neither VASCO nor any of its Subsidiaries shall be bound by the restrictions of this Section 6.3.3 with respect to any Personnel member
(a) to whom SSI elects not to offer employment (notwithstanding SSI's obligation to do so pursuant to Section 5.8.1 herein), (b) whose employment with SSI has been terminated by SSI for reasons other than cause.

                                   ARTICLE 7

                                 INDEMNIFICATION
                                 ---------------

                  7.1. Survival. All covenants and other agreements shall survive the Closing in accordance with the applicable statute of limitations.

                  7.2. VASCO's Indemnification. Regardless of any investigation undertaken or made by SSI, or any of its stockholders, employees, agents or representatives prior to the Effective Date, VASCO hereby agrees to indemnify, defend and hold harmless SSI and its directors, officers, employees, Affiliates, agents, stockholders, successors and assigns and legal representatives, and each Person who controls (within the meaning of the Securities Act) any of them, from and against any and all Claims (including, without limitation, Claims arising out of facts or circumstances that have occurred on or prior to the Effective Date, even though such Claims may not be filed or come to light until after the Effective Date) or Losses that may be imposed upon, incurred by or asserted against any of them arising out of, based upon or resulting from: (a) any misrepresentation, breach of any warranty or non-fulfillment of any covenant to be performed by VASCO under this Agreement or any Collateral Document; (b) any Retained Liabilities; and (c) any Legal Proceeding or Order arising out of any of the foregoing, even though such Legal Proceeding or Order may not be filed, become final, or come to light until after the Effective Date.

                  7.3. SSI's Indemnification. Regardless of any investigation undertaken or made by VASCO or any of its stockholders, employees, agents or representatives prior to the Effective Date, SSI hereby agrees to indemnify, defend and hold harmless VASCO and its directors, officers, employees, Affiliates, agents, stockholders, successors and assigns and legal representatives, and each Person who controls (within the meaning of the Securities Act) any of them, from and against any and all Claims (including, without limitation, Claims arising out of facts or circumstances that have occurred on or prior to the Effective Date, even though such Claim may not be filed or come to light until after the Effective Date) or Losses that may be imposed upon, incurred by or asserted against any of them arising out of, based upon or resulting from: (a) any misrepresentation, breach of any warranty or non-fulfillment of any covenant to be performed by SSI under this Agreement or any Collateral Document; (b) any Assumed Liabilities; (c) the SSI Business Plan; and (d) any Legal Proceeding or Order arising out of any of the foregoing, even though such Legal Proceeding or Order may not be filed, become final, or come to light until after the Effective Date.

                  7.4. Payment; Procedure for Indemnification.
                       --------------------------------------

                        7.4.1. Claim or Loss. In the event that the party seeking indemnification under this Article 7 (the "INDEMNIFIED PARTY") shall suffer a Claim or Loss, it shall promptly, after obtaining knowledge of the incurrence of any such indemnifiable Claim or Loss, give a notice of intent to seek indemnity, describing the Claim or Loss in reasonable detail (an "INDEMNITY NOTICE") to the party from whom indemnification under this Article 7 is sought (the "INDEMNIFYING PARTY"). The failure of any Indemnified Party to give the Indemnifying Party the Indemnity Notice shall not release the Indemnifying Party of liability under this Article 7, except (a) to the extent that the Indemnifying Party's ability to defend such Claim is materially prejudiced by the failure to give such notice, (b) that the Indemnifying Party shall not be liable for Claims or Losses incurred by the Indemnified Party that would not have been incurred but for the delay in the delivery of, or failure to deliver, the Indemnity Notice and (c) the Indemnified Party shall be responsible for any legal fees and expenses incurred in connection with opening a default judgment in connection with the Claim or Loss that was incurred as a direct result of the failure to so notify. For the purposes of the foregoing sentence, if a default judgment in connection with a Claim or Loss is not opened by the court, then the Indemnifying Party shall have been deemed to be materially prejudiced. Within fifteen (15) days after the receipt by the Indemnifying Party of the Indemnity Notice, the Indemnifying Party shall either (i) pay to the Indemnified Party an amount equal to the indemnifiable Claim or Loss or (ii) object to such claim, in which case the Indemnifying Party shall give written notice to the Indemnified Party of such objection together with the reasons therefor, it being understood that the failure of the Indemnifying Party to so object shall preclude the Indemnifying Party from asserting any claim, defense or counterclaim relating to the Indemnifying Party's failure to pay any indemnifiable Claim or Loss. The Indemnifying Party's objection shall not, in and of itself, relieve the Indemnifying Party from its obligations under this Article 7. In the event that the parties are unable to resolve the subject of the Indemnity Notice, the issue shall be submitted to a court of competent jurisdiction for resolution as set forth in this Agreement.

                        7.4.2. Third Party Claim or Loss.
                               -------------------------

                               (a) Notwithstanding anything set forth in Section
7.4.1, in the event the facts giving rise to the claim for indemnification under this Article 7 shall involve any action, or threatened Claim or demand by any Third Party, the Indemnified Party shall, promptly after obtaining knowledge of such Third Party Claim or demand giving rise to the claim for indemnification, send written notice of intent to seek indemnity, describing such action or Claim in reasonable detail (a "CLAIM NOTICE") to the Indemnifying Party. The failure of the Indemnified Party to give the Indemnifying Party the Claim Notice shall not release the Indemnifying Party of Liability under this Article 7, except (a) to the extent that the Indemnifying Party's ability to defend such Claim or Loss is materially prejudiced by the failure to give such notice, (b) that the Indemnifying Party shall not be liable for Claims or Losses incurred by the Indemnified Party that would not have been incurred but for the delay in the delivery of, or failure to deliver, the Claim Notice and (c) the Indemnified Party shall be responsible for any legal fees and expenses incurred in connection with opening a default judgment in connection with the Claim or Loss that was incurred as a direct result of the failure to so notify. For the purposes of the foregoing sentence, if a default judgment in connection with a Claim or Loss is not opened by the court, then the Indemnifying Party shall have been deemed to be materially prejudiced. The Indemnifying Party shall be entitled to defend such action or Claim in the name of the Indemnified Party at its own expense and through counsel of its own choosing; provided, that if the applicable action or Claim is against, or if the defendants in any such Legal Proceeding shall include, both the Indemnified Party and the Indemnifying Party and the Indemnified Party reasonably concludes that there are defenses available to it that are different or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party may be reasonably deemed to conflict with those of the Indemnifying Party, then the Indemnified Party shall have the right to select separate counsel and to assume the Indemnified Party's defense of such Claim or Legal Proceeding, with the reasonable fees, expenses and disbursements of such counsel to be reimbursed by the Indemnifying Party as incurred. The Indemnifying Party shall give the Indemnified Party notice in writing within five (5) days after receiving the Claim Notice from the Indemnified Party in the event of Legal Proceeding or otherwise of its intent to exercise its right to assume the defense of such action or Claim. If the Indemnified Party has received no such notice within such time period, the Indemnified Party may take control of the defense of such action or Claim but the Indemnifying Party shall pay the reasonable costs of such defense incurred by the Indemnified Party (and all such costs shall be deemed to be Losses for purposes of this Article 7).

                               (b) Whenever the Indemnifying Party is entitled
to defend any Claim hereunder, the Indemnified Party may elect, by notice in writing to the Indemnifying Party, to continue to participate through its own counsel, at its expense, but the Indemnifying Party shall have the right to control the defense of the Claim or the Legal Proceeding; provided, that the Indemnifying Party retains counsel reasonably satisfactory to the Indemnified Party and pursuant to an arrangement reasonably satisfactory to the Indemnified Party; otherwise, the Indemnified Party shall have the right to control the defense of the Claim or the Legal Proceeding.

                               (c) Notwithstanding any other provision contained
in this Agreement, the party controlling the defense of the Claim or the Legal Proceeding shall not settle any such Claim or Legal Proceeding without the written consent of the other party; provided, that if the Indemnified Party is controlling the defense of the Claim or the Legal Proceeding and shall have, in good faith, negotiated a settlement thereof, which proposed settlement contains terms that are reasonable under the circumstances, then the Indemnifying Party shall not withhold or delay the giving of such consent (and in the event the Indemnifying Party and Indemnified Party are unable to agree as to whether the proposed settlement terms are reasonable, the Indemnifying Party and Indemnified Party will submit the disagreement to a court of competent jurisdiction for resolution as set forth in this Agreement). In the event that the Indemnifying Party is controlling the defense of the Claim or the Legal Proceeding and shall have negotiated a settlement thereof, which proposed settlement is substantively final and unconditional as to the parties thereto (other than the consent of the Indemnified Party required under this Section 7.4) and contains an unconditional release of the Indemnified Party and does not include the taking of any actions by, or the imposition of any restrictions on the part of, the Indemnified Party and the Indemnified Party shall refuse to consent to such settlement, the liability of the Indemnifying Party under this
Article 7, upon the ultimate disposition of such Legal Proceeding or Claim, shall be limited to the amount of the proposed settlement with any amounts over and above the amount of the proposed settlement being the liability of the Indemnified Party; provided, however, that in the event the proposed settlement shall require that the Indemnified Party make an admission of liability, a confession of judgment, or shall contain any other non-financial obligation which, in the reasonable judgment of the Indemnified Party, renders such settlement unacceptable, then the Indemnified Party's failure to consent shall not give rise to the limitation of Indemnifying Party's liability as provided for in this Section 7.4, and the Indemnifying Party shall continue to be liable to the full extent of such Legal Proceeding or Claim; and provided further, that notwithstanding any provision to the contrary, no indemnifiable Claims or Losses with respect to Taxes shall be settled without the prior written consent of the SSI.

                  7.5. Limitations of Indemnity.
                       ------------------------

                        7.5.1. Neither VASCO nor SSI shall make a Claim for indemnifiable Losses pursuant to Section 7.2(a) or Section 7.3(a), as the case may be, unless the aggregate amount of such indemnifiable Losses for either VASCO or SSI, as the case may be, exceeds Ten Thousand Dollars ($10,000) (the "THRESHOLD AMOUNT") at which point such recovery shall include the full amount of any such indemnifiable Losses, including the Threshold Amount and such claim is made within three (3) years from the Effective Date. Except for Third Party Claims or Losses set forth in Section 7.4.2 above, each of VASCO's and SSI's respective indemnifiable Losses, at any time within the indemnity period (as provided in the preceding sentence), shall be limited to an amount (such amount being the "CAP") equal to (a) $3,073,093.83 minus (b) the sum of: (i) the then fair market value of the SSI Preferred Stock Certificates held by VASCO plus the value of any consideration received by VASCO for the sale of any shares of such SSI Preferred Stock Certificates; and (ii) the then fair market value of the Promissory Note plus all payments previously made on such Promissory Note, provided however, that if SSI is not then in default on such Promissory Note, the fair market value of the Promissory Note shall be deemed to be its then current balance including interest. For purposes of calculating the amount of an Indemnified Party's Losses incurred by such Indemnified Party arising out of or resulting from any breach of a representation, covenant or agreement, the references to a "Material Adverse Effect" or materiality (or other correlative terms) shall be disregarded. Neither the Cap nor the Threshold Amount shall apply to, nor shall either in any way limit the right of any party to pursue, any rights, remedies or Claims based on fraud.

                        7.5.2. SSI shall not be entitled to indemnification under this Article 7, and VASCO shall have no liability whatsoever, for any Claim or Loss arising out of, related to or based on the assistance provided to SSI by employees of VASCO, including without limitation Cliff Bown, in the preparation of the SSI Business Plan.

                        7.5.3. No party shall be entitled to indemnification under this Article 7 if and to the extent that such party's claim for indemnification is directly or indirectly related to a breach by such Person of any representation, warranty, covenant or other agreement set forth in this Agreement.

                        7.5.4. No claim under this Article 7 shall be made unless an Indemnity Notice, or a Claim Notice (as applicable) has been given prior to the applicable survival period.

                  7.6. Characterization of Indemnity Payments. Except as otherwise required by applicable Law, any payment made pursuant to this Article 7 shall be treated, for Tax purposes, as an adjustment to the Purchase Price and will be allocated in a manner consistent with the allocation set forth on
Schedule 2.7.

                                   ARTICLE 8

                             POST-CLOSING COVENANTS
                             ----------------------

                  8.1. Further Cooperation. From and after the Closing Date, VASCO shall (i) assist and cooperate with SSI in effecting the orderly transfer of the Purchased Assets to SSI and/or its Affiliate and (ii) execute and deliver such documents and take such other actions as SSI reasonably requests to fully consummate the Contemplated Transactions.

                  8.2. Post-Closing Receivables. If, at any time after the Effective Date, VASCO shall receive any payments on account of any Accounts Receivables related to the Purchased Assets, where such Accounts Receivable were earned by SSI after the Effective Date, then VASCO shall hold such funds in trust for, and shall promptly remit such funds to SSI immediately upon receipt thereof.

                  8.3. Post-Closing Excluded Assets. If, at any time after the Effective Date, SSI shall receive any payments on account of any of the Excluded Assets (including, without limitation, any Accounts Receivable related to the Purchased Assets, where such Accounts Receivable were earned by VASCO prior to the Effective Date), then SSI shall hold such funds in trust for, and shall promptly remit such funds to VASCO immediately upon receipt thereof.

                  8.4. Post-Closing Expenses and Liabilities. Except as otherwise provided in this Agreement, it is understood and agreed that VASCO shall retain all liability for, and SSI shall not assume or have any obligation with respect to, any expenses, obligations or liabilities of VASCO which arise, accrue or occur prior to the Effective Date and are attributable to the Purchased Assets, the Business, or the Personnel (all such obligations and liabilities being herein referred to as the "EXCLUDED OBLIGATIONS"), including, without limitation, all obligations and liabilities attributable to any and all obligations arising under Law or Contract with respect to any employee benefit plan, program, or arrangement and/or any of the Personnel in connection with his or her employment by VASCO. If, at any time after the Effective Date, SSI shall receive any demand for payments on account of any expenses, obligations or liabilities related to the Excluded Obligations, then SSI shall promptly notify VASCO of such demand. If VASCO does not dispute such underlying third-party demand for payment, VASCO shall promptly remit sufficient funds to SSI for payment thereon. If, however, VASCO disputes the underlying third-party demand for payment, VASCO shall (a) notify SSI of the dispute, (b) work directly with such third party to resolve such dispute and (c) have no obligation to tender any payment to SSI on account of such disputed third-party demand.

                  8.5. Public Announcements.Neither party shall issue any public report, statement, press release or similar item or make any other public disclosure with respect to the substance of this Agreement prior to the approval of the non-disclosing party and any such approval shall be provided on a timely basis and shall not be unreasonably withheld; provided, however, that, to the extent that either party is required by applicable Law to issue such a public statement or disclosure within a certain amount of time, such party shall be permitted to do so without the approval of the other party, so long as the disclosing party has made commercially reasonable efforts to obtain such approval prior to the issuance of the public statement or disclosure.

                  8.6. Audit Right. For so long as amounts are due and owing to VASCO pursuant to Section 2.5 or 2.6, and for an additional six (6) months thereafter, VASCO or its representative shall be provided, at VASCO's sole expense, full access to all books and records of SSI with respect to the Purchased Assets for the purpose of auditing and confirming SSI's compliance with its payment obligations under Sections 2.5 and 2.6 (the "AUDIT RIGHT"); provided, however, that, subject to clause (b) of the immediately succeeding sentence, VASCO's Audit Right may be exercised no more frequently than once every six (6) months. If, upon exercise of its Audit Right, VASCO or its representative determines that SSI has underpaid its obligation pursuant to either Section 2.5 or 2.6, calculated on a monthly basis, by five percent (5%) or more (the "UNDERPAYMENT AMOUNT"), (a) interest at the rate of one and one-half percent (1.5%) per month shall be assessed on the Underpayment Amount and shall be immediately due and payable to VASCO and (b) until the Underpayment Amount plus accrued interest thereon is paid to VASCO, VASCO shall be entitled to exercise its Audit Right, at SSI's sole expense, once every three (3) months thereafter.

                   8.7. SSI Stock. For so long as VASCO owns a majority of the SSI Preferred Stock, SSI shall not (a) amend its Organizational Documents in such a manner as to adversely affect the rights, privileges or preferences of VASCO in such capital stock or (b) take any other action which would effect the same result.

                                   ARTICLE 9

                        TAXES RELATED TO PURCHASED ASSETS
                        ---------------------------------

                  SSI shall pay and shall indemnify and hold harmless VASCO from and against all Taxes related to the transfer of the Purchased Assets, if any. All Taxes on the ownership or use of the Purchased Assets (specifically excluding Taxes measured by the net income of any party) that accrue on or prior to the Effective Date shall be paid by VASCO, and all such Taxes that accrue after the Effective Date shall be paid by SSI; provided, that all such Taxes shall be prorated to the Effective Date. Should SSI pay any such Taxes, VASCO shall, within thirty (30) days of SSI's request, pay to SSI that portion of such Taxes that accrued prior to the Effective Date.

                                   ARTICLE 10

                         SECURITIES LAWS REPRESENTATIONS
                         -------------------------------

                  VASCO acknowledges that the shares of SSI Preferred Stock to be delivered to VASCO pursuant to this Agreement have not been registered under the Securities Act or any other state securities laws, and therefore may not be resold without compliance with the Securities Act. VASCO further acknowledges that the SSI Preferred Stock to be acquired by VASCO pursuant to this Agreement is being acquired solely for the account of VASCO, with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

                  10.1. Compliance with Law. VASCO covenants, warrants and represents that none of the shares of SSI Preferred Stock issued to VASCO will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the Securities Act and all of the applicable provisions of the rules and regulations of the SEC and applicable state securities Laws. All the SSI Preferred Stock shall bear a legend restricting the sale, assignment, hypothecation or other disposition of the SSI Preferred Stock unless such disposition can be made in accordance with applicable securities Laws.

                  10.2. Economic Risk; Sophistication. VASCO is able to bear the economic risk of an investment in the SSI Preferred Stock acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the SSI Preferred Stock. VASCO or its representative has had an adequate opportunity to ask questions and receive answers from the officers of SSI concerning any and all matters relating to the Contemplated Transactions including, without limitation, the background and experience of the current and proposed officers and directors of SSI, the plans for the operations of the business of SSI, the business, operations and financial condition of SSI, the SSI Business Plan and any plans for additional acquisitions and the like.

                  10.3. Accreditation. VASCO covenants, warrants and represents that it is an Accredited Investor with respect to the purchase of the SSI Preferred Stock pursuant to this Agreement.

                  10.4. SSI Common Stock; Rule 144(k). SSI covenants, warrants and represents that all SSI Common Stock issued to VASCO upon conversion or redemption of, or as dividend shares upon, the SSI Preferred Stock purchased by VASCO pursuant to this Agreement shall be validly issued, fully paid and nonassessable, free and clear of all Encumbrances and, if publicly traded, all such SSI Common Stock shall be registered in accordance with the terms and provisions of SSI's Certificate of Incorporation attached hereto as Exhibit I and as may thereafter be amended; provided, however, and without limiting the foregoing, SSI and VASCO acknowledge and agree that, to the extent that any such SSI Common Stock is issued to VASCO on a date on or after the second anniversary of the Effective Date, such SSI Common Stock shall be exempt from the registration requirements of the Securities Act pursuant to Rule 144(k) thereof.

                                   ARTICLE 11

                                  MISCELLANEOUS
                                  -------------

                  11.1. Notices. All notices, documents or other deliverables required to be given, sent or delivered to any of the parties to this Agreement shall be in writing and shall be deemed to have been sufficiently given, sent or delivered, subject to the further provisions of this Section 11.1, for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, with proper postage prepaid, or any United States national overnight delivery service, with proper charges prepaid, or by facsimile transmission with receipt confirmed by such party, to the sender, at its address set forth below:

                           If to SSI:
                           ----------

                           1175 North Service Road West
                           Suite 124
                           Oakville, Ontario L6M 2W1
                           CANADA
                           Fax:
                           Attention:  King Moore, Chief Executive Officer

                           with a copy to:

                           Morse, Zelnick, Rose & Lander, LLP
                           405 Park Avenue
                           Suite 1401
                           New York, New York 10022-4405
                           Fax: (212) 838-9190
                           Attention: Stephen Zelnick, Esquire

                           If to VASCO:
                           -----------

                           1901 South Meyers Road
                           Suite 210
                           Oakbrook Terrace, Illinois 60181
                           Fax:
                           Attention:  T. Kendall Hunt, Chief Executive Officer

                           with a copy to:

                           Pepper Hamilton LLP
                           600 Fourteenth Street, N.W.
                           Washington, D.C. 20005-2004
                           Fax:  202-220-1665
                           Attention:  Robert Murphy, Esquire

                  Such notice shall be deemed to be received when delivered if delivered personally, or the next Business Day after the date sent if sent by a United States national overnight delivery service, or three (3) Business Days after the date mailed if mailed by certified or registered mail. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

                  11.2. No Third Party Beneficiaries. Except as is otherwise expressly provided in this Agreement, this Agreement is not intended to, and does not, create any rights in or confer any benefits upon anyone other than the parties hereto.

                  11.3. Schedules and Exhibits. All schedules and exhibits attached to this Agreement are incorporated by reference into this Agreement for all purposes. Unless the context otherwise requires, all references herein to "Schedule" or "Exhibit" are references to the schedules and exhibits attached to this Agreement.

                  11.4. Expenses. The parties to this Agreement shall pay their own expenses incident to the preparation, negotiation and execution of this Agreement including, without limitation, all fees and costs and expenses of their respective accountants and legal counsel.

                  11.5. Further Assurances. Each of the parties hereto shall, at their own respective expense, from time to time upon the request of the other party, execute and deliver, or cause to be executed and delivered, at such times as may reasonably be requested by such other party, such other documents, certificates and instruments and take such actions as such other party deem reasonably necessary to consummate more fully the Contemplated Transactions.

                  11.6. Entire Agreement; Amendment. This Agreement, the Collateral Documents and any other documents, instruments or other writings delivered or to be delivered pursuant to this Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements, understandings, and negotiations, whether written or oral, with respect to the subject matter of this Agreement. None of the terms and provisions contained in this Agreement can be changed without a writing signed by all parties hereto.

                  11.7. Section and Paragraph Titles. The section and paragraph titles used in this Agreement are for convenience only and are not intended to define or limit the contents or substance of any such section or paragraph. Unless the context otherwise requires, all references herein to "Section" or "Article" are references to the sections and articles of this Agreement.

                  11.8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties to this Agreement and their respective heirs, personal representatives, and successors and permitted assigns. Neither SSI nor VASCO shall have the right to assign this Agreement without the prior written consent of the other and such consent shall not be unreasonably withheld.

                  11.9. Counterparts. This Agreement may be executed in any number of counterparts, including by means of facsimile, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

                  11.10. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such provision, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  11.11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE STATE OF DELAWARE.

                  11.12. WAIVER OF JURY TRIAL. EACH OF SSI AND VASCO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS.

                  11.13. No Tax Representations. Without affecting the parties' obligations herein, SSI and VASCO agree that no representation or warranty has been made by them as to the Tax consequences of the Contemplated Transactions, that each is engaging separate counsel with respect to such Tax consequences, and that each is assuming its own respective Tax liability, if any, arising out of this Agreement or the consummation of the Contemplated Transactions.

                  11.14. Waiver. No failure or delay by any party hereto in exercising any right, power or privilege hereunder or under any of the Collateral Documents (and no course of dealing between the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise of such right, power or privilege.

                  11.15. Default In the event of default hereunder, the non-defaulting party shall be entitled to recover reasonable attorney's fees and costs in enforcing the terms and provisions hereof.

                  11.16. Relationship of the Parties. The relationship between SSI and VASCO established by this Agreement is solely that of vendor and vendee and nothing contained herein shall be deemed to create a joint venture or other fiduciary relationship between SSI and

VASCO. Neither SSI nor VASCO, nor their respective officers, directors, managers, employees, representatives or agents, shall be deemed to be agent or servant of the other party nor have the right or authority to enter into any contract, agreement, commitment or other obligation in the name of or on behalf of the other party or otherwise purport to bind the other party in any manner.

                  11.17. Interpretation. This Agreement shall not be construed more strictly against either party hereto regardless of which party is responsible for its preparation, it being agreed that this Agreement was fully negotiated by both parties.

         [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURES FOLLOW]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                   SECURED SERVICES, INC.
                                   By: /s/King T. Moore
                                       --------------------
                                   Name:  King T. Moore
                                   Title:  President and Chief Executive Officer

                                   VASCO DATA SECURITY INTERNATIONAL, INC.


                                   By: /s/Clifford K. Bown
                                        --------------------
                                   Name:  Clifford K. Bown
                                   Title:  Executive Vice President & Chief
                                   Financial Officer